EXHIBIT 32
CERTIFICATION
Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of MSA Safety Incorporated (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 12, 2026	/s/ Steven C. Blanco
Steven C. Blanco
President and Chief Executive Officer (Principal Executive Officer)

/s/ Julie A. Beck
Julie A. Beck
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)